UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2016 (August 5, 2016)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c.

On August 5, 2016, Investors Real Estate Trust (“Company”) engaged Mark O. Decker, Jr. as the President and Chief Investment Officer of the Company, effective August 8, 2016 (“Start Date”). Mr. Decker will replace Timothy P. Mihalick as President, but Mr. Mihalick will continue to serve as the Chief Executive Officer providing strategic leadership and vision for the Company.

Mr. Decker, age 40, has nearly 16 years of experience in real estate investment banking. Most recently, from 2011 to May 2016, he served as the Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal, with which the Company has an ongoing investment banking relationship. Prior to that, he was with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business, from February 2011 to September 2011, where he served as the Managing Director and with Robert W. Baird & Co., an employee-owned international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe and Asia, from 2004 to 2011, where he last served as the Managing Director, Real Estate Investment Banking.

There were no arrangements or understandings between Mr. Decker and any other person pursuant to which Mr. Decker was selected as an officer. Mr. Decker does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Decker will receive an annual base salary of $395,000 and a hiring bonus of $200,000, paid in restricted common shares based on the average closing price for the 20 trading days ending before the Start Date, with one-third of the shares vesting on each annual anniversary of the Start Date. In addition, Mr. Decker will receive time-based and performance-based share awards under the long-term incentive plan (“LTIP”) for fiscal year 2017, based on 85% of his annual base salary, which awards were previously described in the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2016 and the forms of which as previously filed as Exhibits 10.3 and 10.4, respectively, to the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2016. He is also eligible to participate in the short-term incentive cash awards (“STIP”) for fiscal year 2017, based on the amount of annual salary earned during fiscal year 2017, which awards were previously described in the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2016.

The Company will also enter into an Indemnification Agreement with Mr. Decker in substantially the same form as previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2015 and a Change in Control Severance Agreement as previously described in, and in substantially the same form as previously filed as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2015.

The Company will reimburse Mr. Decker up to $75,000 in connection with relocation expenses and reimburse his commuting expenses for up to one year until he relocates to the Minneapolis, MN area. Mr. Decker will also be entitled to certain employee benefits of the Company, including participation in Company employee benefit plans subject to meeting applicable eligibility requirements.

Item 7.01.                                        Regulation FD Disclosure.

On August 8, 2016, the Company issued a press release announcing the appointment of Mr. Decker, which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release dated August 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: August 8, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Chief Executive Officer